UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) (Compensatory Arrangements of Certain Officers)

The following are compensation arrangements for the Company’s named executive officers identified in the 2010 Proxy Statement.  Information regarding the structure of compensation programs and awards will be included in the Company’s 2011 Proxy Statement.

	2010 Annual	2011 Cash				2011 Long-Term Incentive Award
	Incentive Payout	Salary Rate		Annual Incentive Target		Performance Share Units(2)
S. J. Palmisano	$9,000,000	$1,800,000	(1)	$5,000,000	(1)	$14,000,000	(1)
M. Loughridge	$1,482,000	$775,000		$1,046,000		$4,000,000
S. A. Mills	$1,428,800	$716,000		$968,000		$3,500,000
M. E. Daniels	$1,368,000	$825,000		$1,444,000		$5,000,000
V.M. Rometty	$1,292,000	$800,000		$1,400,000		$5,000,000

(1)  The salary rate, annual incentive target, and value of long-term incentive award for Mr. Palmisano are unchanged since 2008.

(2)  Performance share units will be granted on June 8, 2011.  The actual number of units granted on this date will be determined by dividing the value shown above by a predetermined, formulaic Planning Price for the second quarter 2011.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 28, 2011

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General
Counsel &
Secretary